Exhibit 10.82

Execution Copy

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Physician’s Employment Agreement (the “Amendment”) dated as of February 1, 2010 is by and between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. (the “Employer”) and James H. Rubenstein, M.D. (the “Physician”).

WITNESSETH

WHEREAS, Employer and Physician are parties to that certain Employment Agreement, dated February 21, 2008 (the “Employment Agreement”);

WHEREAS, the parties desire to amend the Employment Agreement in accordance with the terms and conditions set forth below.

NOW THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Section 3. Section 3 of the Employment Agreement is hereby amended to delete the reference made to “Three Hundred Thousand Dollars ($300,000.00) and to replace it with “Two Hundred Thousand Dollars ($200,000.00)”.

2.                  Effective Date. The parties acknowledge and agree that the effective date of the foregoing amendment shall be March 1, 2010.

3.                  No Further Amendments. The parties agree that all provisions of the Employment Agreement shall remain in full force and effect except when contradicted by this Amendment, in which case this Amendment shall control.

4.                  Counterparts. This Amendment may be signed in one or more counterparts and by facsimile or electronic mail, all of which shall be considered one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Employer and Physician have executed this instrument effective as of the date set forth herein.

21st CENTURY ONCOLOGY, LLC.		PHYSICIAN:

By:	/s/ Daniel Dosoretz	/s/ James H. Rubenstein
Name:	Daniel Dosoretz, M.D.	James H. Rubenstein, M.D.
Title:	President

PHYSICIAN EMPLOYMENT AGREEMENT

THIS PHYSICIAN EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of February 21, 2008 by and between 21ST CENTURY ONCOLOGY, INC., a Florida corporation (“21st Century”) or its assignee and JAMES H. RUBENSTEIN, M.D. (“Physician”).

WITNESSETH:

WHEREAS, 21st Century is a Florida corporation that operates as a multi-specialty physician group practice specializing in cancer care and treatment (“Group”);

WHEREAS, 21st Century is subsidiary of Radiation Therapy Services, Inc. (“RTSI”), a Florida corporation that has ownership interests in other corporations (the “Affiliates”) that operate physician practices and radiation therapy centers (“Centers”);

WHEREAS, RTSI has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among RTSI, Radiation Therapy Investments, LLC, a Delaware limited liability company, Radiation Therapy Services Holdings, Inc., a Delaware corporation (“Holdings”) and RTS MergerCo, Inc., a Florida corporation (“Merger Sub”), dated as of October 19, 2007, pursuant to which Merger Sub will merge with and into RTSI (the “Merger”), with RTSI as the surviving corporation in the Merger and a wholly-owned subsidiary of Holdings;

WHEREAS, Physician is a radiation oncologist who is licensed to practice medicine in Florida;

WHEREAS, Physician is concurrently herewith entering into an Executive Employment Agreement (the “Executive Agreement”) with Holdings and RTSI;

WHEREAS, the Physician and the Company are currently parties to an Physician Agreement dated as of April, 2004, which will be superseded by this Agreement; and

WHEREAS, 21st Century wishes to engage Physician to provide medical services as a radiation oncologist according to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the promises hereinafter contained, the parties agree as follows:

1.                           TERM. Subject to the conditions set forth below, Physician agrees to provide services as a radiation oncologist at locations specified pursuant to this Agreement to such persons as are accepted by 21st Century as patients of the Group. Unless terminated earlier by either party as provided herein, this Agreement shall be for three (3) years beginning the date hereof, and shall be automatically renewed for consecutive two (2) year terms thereafter on the anniversary date of this Agreement unless either party gives written notice to the other party at least one hundred twenty (120) days in advance of the renewal date of its intent not to renew the Agreement.

2.                           ACCEPTANCE BY PHYSICIAN. Physician agrees to provide medical services for the Group on the terms and conditions herein set forth. Physician shall practice at such locations as are mutually agreed and it is contemplated that Physician will work up to two (2) days per week under this Agreement while the Executive Agreement is in effect. Throughout the term of this Agreement and any renewal period hereof, Physician will be licensed to practice medicine in the State of Florida and/or such other states as mutually agreed. Physician agrees that in the rendition of such professional services for the

Group, Physician will comply with the reasonable policies, standards and regulations of 21st Century established from time to time. This Agreement is exclusive in favor of 21st Century and Physician may not perform services for other providers of radiation therapy or oncology services without the prior written approval of 21st Century. Nothing in this Agreement shall be deemed to preclude Physician from (i) serving or continuing to serve as an officer or on the Board of Directors of entities that do not compete with 21st Century to the extent such service does not materially interfere with Physician’s performance under this Agreement or (ii) serving or continuing to serve on the board or advisory committees of medical, charitable or other similar organizations.

3.                           COMPENSATION. 21st Century agrees to pay Physician for the services provided hereunder a base annual salary of Three Hundred Thousand Dollars ($300,000) (“Base Salary”). 21st Century shall pay all medical malpractice insurance premiums related to Physician’s employment including “tail” coverage after termination or expiration of this Agreement.

4.                           TERMINATION.

(a)                       The Physician may at any time voluntarily terminate this Agreement prior to the end of the term with or without giving notice.

(b)                      21st Century may terminate this Agreement for “Cause” upon the occurrence of any of the following events:

(i)                             A final and unappealable suspension, revocation, or cancellation of Physician’s license or right to perform medical services in the State of Florida, other than for any revocation or cancellation of Physician’s license as a result of failure to renew or other clerical error that is cured within 30 days following notice of cancellation or revocation to Physician;

(ii)                          The final and unappealable placing or imposing of any restrictions or limitations, by any governmental authority having jurisdiction over Physician, upon Physician so that Physician cannot engage in the medical services contemplated hereunder, other than as a result of any clerical error that is cured within 30 days following notice of cancellation or revocation to Physician;

(iii)                       Physician shall willfully or with gross negligence fail or refuse to materially comply after reasonable notice with the reasonable policies, standards, and regulations of 21st Century from time to time established or engage in gross misconduct resulting in material economic harm to 21st Century;

(iv)                      Physician is convicted of a felony;

(v)                         Physician is convicted of a crime or offense committed in connection with his duties hereunder; or

(vi)                      Physician is terminated or excluded from the Medicare or Medicaid program as a participating physician.

Notwithstanding the foregoing, no termination pursuant to subsection (iii) shall be treated as termination for Cause unless 21st Century has provided the Physician with written notice specifying in reasonable detail the alleged Cause for termination and the Cause is not cured within 30 days after the date of such notice.

(c)                       21st Century may terminate this Agreement without Cause at any time.

(d)                      21st Century may terminate this Agreement if Physician has been unable to attend to his duties for at least one hundred and twenty (120) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to 21st Century that such condition prevents Physician from resuming full performance of his duties at such time and during the succeeding 120 days or is likely to continue for an indefinite period.

(e)                       This agreement will automatically terminate upon Physician’s death.

(f)                         If the Executive Agreement is terminated for any reason, 21st Century shall have the right, but not the obligation to terminate this Agreement, without any liability or obligation to the Physician, other than any Accrued Compensation payable pursuant to Section 5.

(g)                      If the Executive Agreement is terminated for any reason, but this Agreement is not terminated, this Agreement shall remain in full force and effect except that (i) the Physician’s Base Salary shall be increased to Seven Hundred Thousand Dollars ($700,000), (ii) Physician shall be required to work five (5) days per week rather than up to two (2) days per week and (iii) Physician shall be eligible to participate in such other bonus and benefit plans afforded other senior physicians of the Company and receive comparable fringe benefits to such other senior physicians.

5.                           TERMINATION PAYMENTS. If this Agreement is terminated for any reason during the term of this Agreement, the Physician shall be entitled to receive his Base Salary accrued and unpaid through the date of termination (the Physician’s “Accrued Compensation”).

6.                           NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

(a)                       During the term of this Agreement and any renewal period, Physician shall not undertake any professional service except as directed and authorized by 21st Century and shall not engage in any profession other than the rendition of the professional services as directed by 21st Century, other than pursuant to the Executive Agreement.

(b)                      In consideration of the transactions contemplated hereby and the payment of the Merger Consideration (as defined in the Merger Agreement), a substantial portion of which was paid to Physician, in the event of the termination of this Agreement for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with 21st Century, or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of 21st Century regularly admit or treat patients, (ii) within any county in which 21st Century, RTSI or any of their Affiliates operate a Center, or (iii) or within a radius of twenty-five (25) miles of any location where 21st Century provides physician or radiation therapy services, or 21st Century, RTSI or any of their Affiliates operate a Center, for a period beginning on the date of this Agreement and ending on the later of (a) the fifth anniversary of this Agreement and (b) three (3) years after the date of such actual termination of this Agreement. Notwithstanding anything to the contrary, the Physician may practice medicine, individually or as part of a group practice of five (5) or less radiation oncologists following the termination or expiration of this Agreement; provided, that neither the Physician’s individual nor group practice (i) has affiliated relationships with any other physician practices or (ii) has more than one geographic location. The purpose of this covenant is to protect 21st Century from the irreparable harm it will suffer if Physician competes with 21st Century, and having been introduced to 21st Century’s personnel and patients and after learning special medical procedures used by 21st Century’s physician providers, 21st Century’s business procedures, office and practice policies, and the special and confidential professional procedures developed by 21st Century.

(c)                       The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section 6(b) (the “Covenant Not to Compete”), 21st Century will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause 21st Century to suffer irreparable harm. The parties agree that 21st Century’s remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

(d)                      In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, this Section 6 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

(e)                       RTSI shall be a third party beneficiary of this Section 6 to the extent permitted by law.

7.                           21ST CENTURY’S RIGHT TO INCOME. All fees, compensation, monies, and other things of value charged by 21st Century and received or realized as a result of the rendition of medical services by Physician pursuant to this Agreement shall belong to and be paid and delivered to 21st Century.

8.                           PHYSICIAN EXPENSES. 21st Century shall pay the reasonable business expenses as are incurred by Physician upon presentation by Physician of an itemized account of such expenditures.

9.                           VACATION AND TIME AWAY. Physician shall be entitled to no less than five (5) weeks vacation (in the aggregate under this Agreement and the Executive Agreement) with pay during each year of this Agreement. Physician may take additional time away from the practice to attend professional meetings and seminars with the reasonable expenses paid for by 21st Century with the prior approval of 21st Century. All time away from practice, including time for vacation and continuing medical education, shall be scheduled with 21st Century. Physician shall be responsible for arranging coverage during Physician’s absences for vacation and continuing medical education and shall inform 21st Century of such coverage arrangements.

10.                    NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be sufficient if in writing and if sent by registered mail to either party at its last known residence.

11.                    GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

12.                    ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties regarding Physician’s provision of medical services at the Centers and supersedes all previous negotiations, discussions, and agreements between the parties. Any amendments or modifications to this Agreement shall be made in writing only and shall be by agreement of 21st Century and Physician.

13.                    ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the parties. This Agreement may not be assigned by Physician without the prior written consent 21st Century.

14.                    SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

15.                    HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

16.                    WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

17.                    COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

18.                    SUBMISSION TO JURISDICTION. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Florida, and each of the Company and Physician hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Physician and the Company hereby irrevocably each waive any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Florida, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

19.                    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

21ST CENTURY ONCOLOGY, INC.

By:	/s/ Authorized Signatory

Title:	PRESIDENT

“PHYSICIAN”

/s/ James H. Rubenstein
JAMES H. RUBENSTEIN, M.D.

Signature Page to
Physician Employment Agreement - Rubenstein